Subsidiaries of Registrant                                          Exhibit 21.1

                                                      State/Jurisdiction of
                                                      Incorporation /
Subsidiary                                            Organization
--------------------------------------------------------------------------------
Owens & Minor Medical, Inc.*                          Virginia
National Medical Supply Corporation                   Delaware
Owens & Minor West, Inc.*                             California
Koley's Medical Supply, Inc.*                         Nebraska
Lyons Physician Supply Company                        Ohio
A. Kuhlman & Co.                                      Michigan
Stuart Medical, Inc.*                                 Pennsylvania
O&M Funding Corp.                                     Virginia
OMI Speciality, Inc.                                  Virginia
Owens & Minor Trust I                                 Delaware
OMI International, Ltd.                               British Virgin Islands
Asia Medical Supplies Company, Ltd.(1)                British Virgin Islands
Owens & Minor Schmidt Co., Ltd.(2)                    Taiwan


*Conducts business under the name "Owens & Minor"



(1)  50% owned by OMI International
(2) 100% owned by Asia Medical Supplies Company, Ltd.